ATTORNEYS AT LAW 777 EAST DELAWARE AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM AUSTIN BOSTON CHICAGO DALLAS DENVER DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO 4854-3872-7561.1 November 8, 2023 SkyWater Technology, Inc. 2401 East 86th Street Bloomington, Minnesota 55425 Ladies and Gentlemen: We have acted as counsel for SkyWater Technology, Inc., a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) 4,222,000 additional shares of the Company’s common stock, par value $0.01 per share (the “Common Stock” and such shares, the ”EIP Shares”), issuable pursuant to the SkyWater Technology, Inc. 2021 Equity Incentive Plan, as amended and restated (the “EIP”), and (ii) 750,000 additional shares of Common Stock (the “ESPP Shares” and together with the EIP Shares, the “Shares”) issuable pursuant to the SkyWater Technology, Inc. 2021 Employee Stock Purchase Plan, as amended and restated (the “ESPP” and, together with the EIP, the “Plans”). As such counsel, we have examined: (i) the Plans and related documents; (ii) the Registration Statement, including the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (iii) the Certificate of Incorporation of the Company; (iv) the Bylaws of the Company; (v) resolutions of the Company’s Board of Directors relating to the Plans and the issuance of the Shares thereunder; and (vi) such other corporate proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is effective. We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that forms a part thereof, other than as expressly stated herein with respect to the issuance of the Shares. Based upon the foregoing, we are of the opinion that (i) each of the EIP Shares, if and when issued by the Company pursuant to the terms and conditions of the EIP and as contemplated by the Registration

SkyWater Technology, Inc. Page 2 Statement, will be validly issued, fully paid and nonassessable and (ii) each of the ESPP Shares, if and when issued by the Company pursuant to the terms and conditions of the ESPP and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable. We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. Very truly yours, /s/ Foley & Lardner LLP